UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2010

CULLEN AGRICULTURAL HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Barnett Shoals Road, Watkinsville, GA	30677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 614-4931

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Cullen Agricultural Holding Corp. (the “Registrant”) has received confirmation from Citigroup Global Markets Inc., Jefferies & Company, Ladenburg Thalmann & Co. Inc. and Broadband Capital Management LLC, the underwriters for the initial public offering of the Registrant’s predecessor, Triplecrown Acquisition Corp. (“Triplecrown”), that the approximate $19.3 million of deferred underwriting discounts and commissions that the underwriters would have been entitled to receive upon consummation of an “initial business combination” (as defined in the underwriting agreement entered into in connection with such initial public offering) would no longer be owed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2010
CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Eric J. Watson
	Name:	Eric J. Watson
	Title:	Chief Executive Officer